Exhibit 107

Calculation of Filing Fee Tables

FORM S-3
(Form Type)

ECHOSTAR CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Fees to Be Paid	Equity	Class A Common Stock, par value $0.001 per share(1)	Rule 457(b) and Rule 457(r)	—(3)	—(3)	—(3)	—(2)	—(2)
	Equity	Preferred Stock(1)	Rule 457(b) and Rule 457(r)	—(3)	—(3)	—(3)	—(2)	—(2)
	Debt	Debt Securities(1)	Rule 457(b) and Rule 457(r)	—(3)	—(3)	—(3)	—(2)	—(2)
	Other	Subscription Rights(1)	Rule 457(b) and Rule 457(r)	—(3)	—(3)	—(3)	—(2)	—(2)
	Other	Warrants(1)	Rule 457(b) and Rule 457(r)	—(3)	—(3)	—(3)	—(2)	—(2)
	Other	Units(1)	Rule 457(b) and Rule 457(r)	—(3)	—(3)	—(3)	—(2)	—(2)
Fees Previously Paid	—	—	—	—	—	—		—
Carried Forward Securities
Carried Forward Securities	—	—	—	—		—			—	—	—	—
	Total Offering Amounts					—		—
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							—

(1)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. Separate consideration may or may not be received for securities that are issuable on exercise conversion or exchange of other securities.
(2)	An indeterminate amount of securities to be offered from time to time at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).
(3)	An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices.